Exhibit 1.1

Execution Version

NORWEGIAN CRUISE LINE HOLDINGS LTD.

15,000,000 Ordinary Shares

(par value $0.001 per Ordinary Share)

Underwriting Agreement

August 10, 2017

Underwriting Agreement

August 10, 2017

Citigroup Global Markets Inc.

Barclays Capital Inc.

Goldman Sachs & Co. LLC

   as Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

The entities identified as Selling Stockholders in Schedule C attached hereto (each, a “Selling Stockholder”), as shareholders of Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), propose, severally and not jointly, to sell you, as underwriters (“Underwriters”), an aggregate of 15,000,000 ordinary shares (the “Shares”), par value $0.001 per share (the “Ordinary Shares”), of Holdings. The number of Shares to be sold by each Selling Stockholder is the number of Shares set forth opposite the name of such Selling Stockholder in Schedule C attached hereto. The Shares are described in the Prospectus which is referred to below.

Holdings has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-216441) under the Act, including a prospectus relating to the Shares, which registration statement incorporates by reference documents which Holdings has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus supplement to the Base Prospectus, together with the Base Prospectus, relating to offering of the Shares, filed by Holdings with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by Holdings to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Any reference herein to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement:

“Apollo Selling Stockholders” means NCL Athene LLC; AAA Guarantor – Co-Invest VII, L.P.; AIF VI Euro Holdings, L.P.; AIF VII Euro Holdings, L.P.; AIF VI NCL (AIV), L.P.; AIF VI NCL (AIV II), L.P.; AIF VI NCL (AIV III), L.P.; AIF VI NCL (AIV IV), L.P.; Apollo Alternative Assets, L.P.; Apollo Management VI, L.P.; Apollo Management VII, L.P; Apollo Overseas Partners VI, L.P.; Apollo Overseas Partners (Delaware 892) VI, L.P.; Apollo Overseas Partners (Delaware) VI, L.P. and Apollo Overseas Partners (Germany) VI, L.P.

“Applicable Time,” as used herein, means 4:30 P.M., New York City time, on August 10, 2017, or such other time as agreed by Holdings and the Underwriters.

“Base Prospectus,” as used herein means, the base prospectus filed as part of such Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares.

“business day” means a day on which the Commission’s office in Washington, D.C. is open for business.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by the Underwriters,” the Base Prospectus, each Preliminary Prospectus, as amended and supplemented, immediately prior to the Applicable Time, the Incorporated Documents, and all Permitted Free Writing Prospectuses if any, considered together.

“Genting HK” means Genting Hong Kong Limited.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses”. The Underwriters have not offered or sold and will not offer or sell, without Holdings’ consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Preliminary Prospectus,” as used herein, means any preliminary prospectus (including any preliminary prospectus supplement) relating to the offering of the Shares pursuant to this Agreement that is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Star NCLC” means Star NCLC Holdings Ltd.

“TPG Selling Stockholders” means TPG Viking, L.P.; TPG Viking AIV I, L.P.; TPG Viking AIV II, L.P. and TPG Viking AIV-III, L.P.

The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

Holdings, each of the Selling Stockholders and the Underwriters agree as follows:

1.             Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees to sell, in each case severally and not jointly, to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Shares set forth opposite its name in Schedule A attached hereto at a purchase price of $54.57 per Share. The Selling Stockholders are advised by you that the Underwriters intend (i) to make a public offering of the Shares as soon after the effective date of the Registration Statement and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

2.             Payment and Delivery. Payment of the purchase price for the Shares shall be made by the several Underwriters to each Selling Stockholder by Federal Funds wire transfer to an account specified thereby, against book-entry delivery of the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on August 16, 2017 (unless another time shall be agreed to by you and the Selling Stockholders). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Cahill Gordon & Reindel llp at 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

3.             Representations and Warranties of Holdings. Holdings represents and warrants to and agrees with each of the Underwriters and each Selling Stockholder that:

(a)          the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to Holdings’ knowledge, are contemplated by the Commission;

(b)          as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and has been filed with the Commission not earlier than three years from the date hereof; Holdings has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, Holdings is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act) and, as of the Effective Time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and as of the time of purchase in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission and as of the time of purchase the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Holdings makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through you to Holdings expressly for use in the Registration Statement, the Disclosure Package or the Prospectus; each Incorporated Document, as of its date, as of the Applicable Time and as of the time or purchase, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)          prior to the execution of this Agreement, Holdings has not, directly or indirectly, offered or issued any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; Holdings has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither Holdings nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; Holdings is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Holdings be considered an “ineligible issuer”;

(d)          as of the date of this Agreement, Holdings has (i) an authorized share capital as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and (ii) an outstanding share capital as set forth in the Disclosure Package, and, as of the time of purchase, Holdings shall have (i) an authorized share capital as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus under the caption entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and (ii) an outstanding share capital as set forth in the Disclosure Package (subject, in each case, to the subsequent issuance of Ordinary Shares upon exercise of options of Holdings or the delivery of Ordinary Shares subject to restricted stock units (“RSUs”) disclosed as outstanding in the Disclosure Package and the grant of options and RSUs under existing or contemplated equity or employee share purchase plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus or the Prospectus and the subsequent issuance of Ordinary Shares upon exercise or delivery thereof); all of the issued and outstanding shares, including the Ordinary Shares, of Holdings have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading;

(e)          Holdings (i) has been duly incorporated and is validly existing as a corporation in good standing (where such concept is legally relevant) under the laws of Bermuda, (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (iii) has full corporate power and authority to execute and deliver this Agreement (except, in the case of clause (ii) where the failure to have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, financial condition or results of operations of Holdings and the Subsidiaries (as defined below) taken as a whole, (B) prevent or materially interfere with consummation of the transactions contemplated hereby or (C) result in the delisting of Ordinary Shares from The NASDAQ Global Market (the “NASDAQ”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (A), (B) and (C) being herein referred to as a “Material Adverse Effect”));

(f)          Holdings is duly qualified to do business as a foreign corporation and is in good standing (where such concept is legally relevant) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(g)          Holdings has no subsidiaries (as defined under the Act) other than the entities listed on Annex A (collectively, the “Subsidiaries”) and any Dormant Subsidiary; all outstanding share capital (except, in the case of certain foreign subsidiaries, for director’s qualifying shares) or membership interests of the Subsidiaries (other than any Dormant Subsidiary) are owned by Holdings either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than (x) liens, encumbrances and restrictions imposed in connection with the existing senior secured credit facilities, (y) as described in the Prospectus, or (z) permitted thereunder and by the Act and state securities or “blue sky” laws of certain jurisdictions); other than the capital stock of the Subsidiaries (and any Dormant Subsidiary), Holdings does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the organizational documents of Holdings and each Subsidiary (other than a Dormant Subsidiary) and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase; each Subsidiary (other than any Dormant Subsidiary) has been duly organized and is validly existing in good standing (or the functional equivalent) under the laws of the jurisdiction of its organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to have been duly organized, to be validly existing, to be in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing (or the functional equivalent) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding membership interests or shares of capital stock, as applicable, of Holdings and each of the Subsidiaries (other than any Dormant Subsidiary) have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive right, resale right, right of refusal or similar right and are owned by Holdings subject to no security interest, other encumbrance or adverse claims other than in connection with the existing senior secured credit facilities or as set forth in the Registration Statement, the Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase or subscribe for, agreements or other obligations to issue or other rights to convert any obligation into share capital or ownership interests in the Subsidiaries (other than any Dormant Subsidiary) are outstanding; as used herein, the term “Dormant Subsidiary” means any subsidiary of Holdings that owns assets and has annual revenues of $5 million or less or is dormant or otherwise inactive;

(h)          the Shares to be sold by the Selling Stockholders pursuant hereto have been duly and validly authorized and issued and are and, after they are delivered against payment therefor as provided herein, will be fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Stockholders pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to Bermuda law or Holdings’ memorandum of association or bye-laws or any agreement or other instrument to which Holdings is a party except as otherwise set forth in the Registration Statement, Disclosure Package and the Prospectus;

(i)          the share capital of Holdings, including the Shares to be sold by the Selling Stockholders pursuant hereto, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus;

(j)          this Agreement has been duly authorized, executed and delivered by Holdings;

(k)          neither Holdings nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its memorandum of association or bye-laws (or any other equivalent organizational documents), or (B) any indenture, mortgage, deed of trust, lease, contract, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its properties are subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, other than, in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, or events that would not reasonably be expected to have a Material Adverse Effect;

(l)          the execution, delivery and performance of this Agreement, the sale of the Shares to be sold by the Selling Stockholders pursuant hereto and the consummation of the transactions contemplated hereby will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Holdings or any of the Subsidiaries pursuant to) (A) the memorandum of association or bye-laws or any other equivalent organizational documents of Holdings or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, note agreement, loan agreement, lease, contract or other agreement or instrument to which Holdings or any of the Subsidiaries is a party or bound or to which any of their property is subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) having jurisdiction over Holdings, any of its Subsidiaries or any of its properties, or (E) any decree, judgment or order applicable to Holdings or any of the Subsidiaries or any of their respective properties, other than in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, events, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(m)          no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ or the Bermuda Monetary Authority) with respect to Holdings or the Subsidiaries, or approval of the shareholders of Holdings, is required in connection with the sale of the Shares to be sold by the Selling Stockholders pursuant hereto or the consummation of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) routine informational filings required by applicable law or (v) as shall have been obtained or made prior to the time of purchase;

(n)          except as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause Holdings to issue to it any Ordinary Shares, any other shares in the capital of Holdings or other equity interests of Holdings, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or subscribe for any Ordinary Shares, any other shares in the capital of Holdings or other equity interests in Holdings, (iii) no person has the right to act as an underwriter or as a financial advisor to Holdings in connection with the offer and sale of the Shares, and (iv) no person has the right, contractual or otherwise, to cause Holdings to register under the Act any Ordinary Shares, any other shares in the capital of Holdings or other equity interests in Holdings, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(o)          each of Holdings and the Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of Holdings or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Disclosure Package or the Prospectus;

(p)          there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Holdings, threatened to which Holdings or any of the Subsidiaries or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to Holdings or any Subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q)          PricewaterhouseCoopers LLP, who have audited certain financial statements of Holdings and its consolidated Subsidiaries and delivered their reports with respect to the audited consolidated financial statements of Holdings as of and for the year ended December 31, 2016 included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent auditors with respect to Holdings within the meaning of the Act and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder;

(r)          the consolidated historical financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement, present fairly in all material respects the consolidated financial position of Holdings and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of Holdings and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the financial data set forth under the caption “Prospectus Supplement Summary—Summary Consolidated Financial Data” in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated in the Disclosure Package and the Prospectus, the information included therein and have been prepared and compiled on a consistent basis with the audited financial statements included or incorporated by reference therein (where applicable and except as otherwise noted therein);

(s)          except as disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, each stock option granted under any stock option plan of Holdings or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, which is determined under Holdings’ stock option plans to be the closing sales price for Holding’s stock on the grant date, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of Holdings duly authorized by the board of directors or authorized committee thereof to make such grants) of Holdings or such Subsidiary, as applicable, and (iii) has been properly accounted for in Holdings’ financial statements in accordance with GAAP and disclosed in Holdings’ filings with the Commission;

(t)          subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of Holdings and the Subsidiaries taken as a whole, (ii) any transaction which is material to Holdings and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by Holdings or any Subsidiary, which is material to Holdings and the Subsidiaries taken as a whole, (iv) any material change in the share capital or outstanding indebtedness of Holdings or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of Holdings or any Subsidiary;

(u)          Holdings has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (a “Lock-Up Agreement”), of each entity listed on Exhibit A-1 hereto;

(v)         (i) neither Holdings nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares, neither of them will be, an “investment company” or an entity “controlled” by an “investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and (ii) based on the current and currently anticipated method of operation of Holdings and its Subsidiaries, Holdings should not be a passive foreign investment company (as such term is defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) for the 2017 taxable year and for the foreseeable future;

(w)          (i) Holdings and each of the Subsidiaries have good and marketable title to all properties and assets owned by it, free and clear of all liens, encumbrances and defects except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made by such property by Holdings and each of the Subsidiaries; and (ii) Holdings and each of the Subsidiaries owns or leases all such real properties as are necessary to the conduct of its respective operations as currently conducted; except in the case of each of clauses (i) and (ii) as would not reasonably be expected to have a Material Adverse Effect;

(x)          Holdings and each of the Subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus, to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) Holdings and its Subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of Holdings, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party challenging Holdings’ or its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party that Holdings or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party;

(y)          except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) no labor problem or dispute with the employees of Holdings or any of its Subsidiaries exists or, to the knowledge of Holdings, is threatened and (ii) (A) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by Holdings and/or one or more of its Subsidiaries that is subject to Section 302 of ERISA; (B) each of Holdings and each of the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (C) each pension plan and welfare plan established or maintained by Holdings and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (D) none of Holdings or any of its Subsidiaries has incurred or, except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA;

(z)          Holdings and its Subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Disclosure Package and the Prospectus;

(aa)         Holdings and each of the Subsidiaries have filed all non-U.S. and U.S. federal, state and local tax returns that are required to be filed (taking into account valid extensions), except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have paid all taxes required to have been paid by them (including in their capacity as a withholding agent) and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(bb)         Holdings and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses as Holdings reasonably deems adequate, including protection and indemnity and business interruption insurance; such insurance is in amounts and insures against such reasonably foreseeable losses and risks to an extent which is in accordance with customary industry practice to protect Holdings and its Subsidiaries and their respective businesses; and neither Holdings nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business, except which, in the case of clause (i) or (ii) above, would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)         neither Holdings nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by Holdings or any Subsidiary or, to the knowledge of Holdings, any other party to any such contract or agreement except for any termination or non-renewal as would not have a Material Adverse Effect;

(dd)         Holdings and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee)         neither Holdings nor any of the Subsidiaries are aware of any material weakness in their internal controls over financial reporting;

(ff)         the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of Holdings have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; Holdings, the Subsidiaries and Holdings’ directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(gg)         no “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) or presentation of market-related or statistical data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(hh)         neither Holdings nor any of the Subsidiaries or, to the knowledge of Holdings, any director, officer, employee, agent or other person associated with or acting on behalf of Holdings or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee for corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment kickback or other unlawful payment;

(ii)         the operations of Holdings and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving Holdings or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings, threatened;

(jj)         neither Holdings nor any of the Subsidiaries or, to the knowledge of Holdings, any director, officer, agent, employee or affiliate of Holdings or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and Holdings will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by or enforced by such authorities;

(kk)         no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to Holdings, from making any other distribution on such Subsidiary’s capital stock or membership interests, from repaying to Holdings any loans or advances to such Subsidiary from Holdings or from transferring any of such Subsidiary’s property or assets to Holdings or any other Subsidiary of Holdings, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(ll)         (i) all dividends and other distributions declared and payable on the share capital of Holdings, now or in the future, may, under the current laws and regulations of Bermuda, be paid in United States Dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) under such current laws and regulations are or will be otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda;

(mm)         the sale of the Shares to be sold by the Selling Stockholders as contemplated hereby will not cause any holder of any shares in the capital of Holdings, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase or subscribe for shares or any other securities of Holdings to have any right to acquire any preferred shares of Holdings;

(nn)         Holdings has not received any notice from the NASDAQ regarding the delisting of the Ordinary Shares from the NASDAQ;

(oo)         except pursuant to this Agreement, neither Holdings nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(pp)         neither Holdings nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(qq)         to the knowledge of Holdings, there are no affiliations or associations between (i) any member of FINRA and (ii) Holdings or any of its officers, directors or 5% or greater security holders or any beneficial owner of unregistered equity securities of Holdings that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement (No. 333-216441) was initially filed by Holdings with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus;

(rr)         it is not necessary under the laws of any jurisdiction in which Holdings is organized or does business that any of the holders of the Shares be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of this Agreement;

(ss)         Holdings has the power to submit and has taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”);

(tt)         subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for Holdings, a holder of Shares, and each Underwriter are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of Holdings for the enforcement of their respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than the requirement to post a bond or guarantee with respect to court costs and legal fees;

(uu)         subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for Holdings, the courts of the jurisdiction of formation and domicile of Holdings will recognize and enforce a judgment obtained against Holdings in a New York Court in an action arising out of or in connection with this Agreement, in each case, without reconsidering the merits thereof; and

(vv)         the interactive data in eXtensible Business Reporting Language included as an exhibit to or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer of Holdings or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by each of Holdings and the Subsidiaries, as the case may be, as to matters covered thereby, to each Underwriter.

4.             Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to Holdings and the Underwriters that:

(a)          to the extent that any statements or omissions made in the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with any information furnished to Holdings by such Selling Stockholder expressly for use therein (such information, the “Selling Stockholder Information”), such Registration Statement did not, as of the Effective Time, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date the Prospectus is filed with the Commission and as of the time of purchase, the Prospectus, as then amended or supplemented, will not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that the only statements provided by a Selling Stockholder are those expressly provided for use in the preparation of Item 7 of Form S-3 with respect to such Selling Stockholder;

(b)          such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Disclosure Package;

(c)          neither the execution, delivery and performance of this Agreement by such Selling Stockholder nor the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (i) the charter, memorandum of association or bylaws or other organizational instruments of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or bound or by which any of its properties may be subject, (iii) any federal, state, local or foreign law, regulation or rule, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (v) any decree, judgment or order applicable to such Selling Stockholder or any of its properties, except, in the case of clauses (ii), (iii), (iv) and (v) above, for such as would not materially impair the ability of such Selling Stockholder to perform its obligations hereunder and consummate the transactions contemplated hereby;

(d)          no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ or the Bermuda Monetary Authority), with respect to such Selling Stockholder, is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected , (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, (iv) announcements to be made as required by applicable law or rules of any applicable stock exchange, including the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) and the Inside Information Provisions (as defined under the Listing Rules) under Part XIVA of the Securities and Futures Ordinance (Chapter 571, Laws of Hong Kong) or (v) as shall have been obtained or made prior to the time of purchase;

(e)          such Selling Stockholder has not taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(f)          such Selling Stockholder has, and at the time of purchase will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder, and as of the time of purchase such Shares will be free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a valid security entitlement in respect of such Shares;

(g)          upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of each Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, such Underwriter will acquire a valid security entitlement in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any adverse claim (within the meaning of Section 8-102 of the UCC), to such Shares may be asserted against such Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s register of members in accordance with its memorandum of association, bye-laws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of each Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of each Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary;

(h)          such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, will have full legal right, power and capacity, to (i) enter into this Agreement and (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement;

(i)          this Agreement has been duly executed and delivered by such Selling Stockholder, and is a legal, valid and binding agreement of such Selling Stockholder;

(j)          at the time of purchase, all stock transfer or other similar taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with; and

(k)          such Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

In addition, any certificate signed by any Selling Stockholder (or any officer of such Selling Stockholder or of any of such Selling Stockholder’s subsidiaries) and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5.             Certain Covenants of Holdings. Holdings agrees:

(a)          to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that Holdings shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)          to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if Holdings shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, Holdings will prepare, at its expense, promptly upon reasonable request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)          if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Shares may be sold, Holdings will use its best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and Holdings will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which Holdings agrees to file in a timely manner in accordance with such Rules);

(d)          if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or Holdings shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)          to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Disclosure Package and the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected as soon as reasonably practicable in writing;

(f)          subject to Section 5(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by Holdings with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to promptly notify you of such filing;

(g)          to pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(h)          to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at Holdings’ expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)          to make generally available to its security holders, and to deliver to you, an earnings statement of Holdings which will satisfy the provisions of Section 11(a) of the Act and Rule 158, provided that (i) such delivery requirements to Holdings’ security holders shall be deemed satisfied by Holdings’ compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Underwriters shall be deemed met by Holdings if the related reports are available on the Commission’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”);

(j)          to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

(k)          to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(l)          beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriters not to (i) issue, offer, sell, contract or agree to issue or sell, hypothecate, pledge, grant any option to subscribe for or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (except that the Company and/or NCL Corporation Ltd., as the case may be, may (A) file a “universal shelf” registration statement on Form S-3, (B) amend the Registration Statement to provide for the issuance of debt securities and (C) file a new registration statement on Form S-3 relating to the issuance of debt securities), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the offer and sale, and the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Ordinary Shares upon the exercise of options or warrants or the issuance of Ordinary Shares subject to RSUs disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee and director share options exercisable pursuant to option plans, or grant of RSUs under existing or contemplated equity or employee share purchase plans, described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (D) the issuance of Ordinary Shares, restricted stock, restricted stock units, options or warrants pursuant to any non-employee director stock plan, dividend reinvestment plan or other employee benefit plan as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, (E) the filing of any Registration Statement on Form S-8 under the Securities Act with respect to arrangements disclosed in the Prospectus, the registration of Ordinary Shares thereunder and the issuance of Ordinary Shares in connection therewith (including, for the avoidance of doubt, the issuance of Ordinary Shares subject to RSUs) (F) if it is publicly announced that Holdings will become included as part of the S&P 500 index, the issuance, offer and sale, and filing of a registration statement (and amendments and supplements thereto) in connection therewith, of Ordinary Shares directly related to such S&P 500 index inclusion, provided that such offering, together with any offering by any entity listed on Exhibit A-1 hereto directly related to such S&P 500 index inclusion, does not in the aggregate exceed 12% of the aggregate number of Ordinary Shares outstanding immediately after the consummation of the offering of the Ordinary Shares contemplated by this Agreement, and (G) the issuance of any Ordinary Shares to owners of businesses which Holdings may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses, or in connection with joint ventures between Holdings or any of the Subsidiaries on the one hand, and another company, or to management employees of such businesses in connection with such acquisitions or joint ventures, subject to a cap of 7.50% of the outstanding shares; provided, that in the case of this subsection (G), each recipient who receives any such Ordinary Shares executes, and delivers to the Underwriters, a Lock-Up Agreement (if not already party thereto) in substantially the form of Exhibit A hereto for the remaining balance of the Lock-Up Period (including any extension thereof as provided therein);

(m)          prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to Holdings or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of Holdings or any Subsidiary, or the offering of the Shares, without your prior consent which shall not be unreasonably withheld;

(n)          not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(o)          not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares; and

(p)          to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of Holdings, a registrar for the Ordinary Shares.

6.             Certain Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, hereby agrees:

(a)          not, at any time during the period that a prospectus is required to be delivered under the Act, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b)          not to take, directly or indirectly, any action designed, or which will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(c)          to pay or cause to be paid all stock transfer or similar taxes (other than income taxes), if any, that are required to be paid in connection with the sale and on the transfer and sale of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder;

(d)          to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any change in Selling Stockholder Information in the Registration Statement, the Disclosure Package and the Prospectus, relating to such Selling Stockholder that would make such Selling Stockholder Information an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

(e)          prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Lock-Up Agreement.

7.             Covenant to Pay Costs. Holdings agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Shares including (except as set forth in Section 6(c)), any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, and any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, subject to a cap of $15,000, (v) the fees and disbursements of any transfer agent or registrar for the Shares, and (vi) the performance of Holdings’ and the Selling Stockholders’ other obligations hereunder, provided that, except as otherwise explicitly provided in this Agreement, the Underwriters shall pay the costs and expenses incurred by them in connection with the offering of the Shares contemplated hereby, including the fees and expenses of its legal counsel. The provisions of this Section shall not affect any agreement that Holdings and the Selling Stockholders have made or may make for the sharing of such costs and expenses.

8.             Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason (other than the default by the Underwriters in its obligations hereunder or the occurrence of any event specified in Section 10(A), 10(C), 10(D) or 10(E)), Holdings shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their actual accountable out-of-pocket expenses, including the reasonable fees and reasonable disbursements of their counsel.

9.             Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of Holdings and each Selling Stockholder on the date hereof and at the time of purchase, the performance by Holdings and each Selling Stockholder of each of their respective obligations hereunder (except as would have a de minimis effect) and to the following additional conditions precedent:

(a)          Holdings shall furnish to you at the time of purchase (i) an opinion letter and a negative assurance letter of O’Melveny & Myers LLP, counsel for Holdings, substantially in the form as set forth in Exhibit B-1 hereto, (ii) an opinion of Daniel S. Farkas, Senior Vice President, General Counsel and Assistant Secretary of Holdings, in the form as set forth in Exhibit B-2 hereto; and (iii) an opinion of Taylors, Bermuda counsel for Holdings, substantially in the form as set forth in Exhibit B-3 hereto; in each case, addressed to the Underwriters, and dated the time of purchase, with executed copies for each Underwriter.

(b)          The TPG Selling Stockholders shall furnish to you at the time of purchase an opinion of (i) Kirkland & Ellis LLP, counsel for the TPG Selling Stockholders, substantially in the form as set forth in Exhibit C-1 hereto and (ii) Maples and Calder, Cayman Islands counsel for certain of the TPG Selling Stockholders, substantially in the form as set forth in Exhibit C-2 hereto; in each case, addressed to the Underwriters, and dated the time of purchase with executed copies for each Underwriter.

(c)          The Apollo Selling Stockholders shall furnish to you at the time of purchase an opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Apollo Selling Stockholders, substantially in the form as set forth in Exhibit D-1 hereto; (ii) Walkers, Cayman Islands counsel for certain of the Apollo Selling Stockholders, substantially in the form as set forth in Exhibit D-2 hereto; and (iii) Carey Olsen, Guernsey counsel for one certain Apollo Selling Stockholder, substantially in the form of Exhibit D-3 hereto; in each case, addressed to the Underwriters, and dated the time of purchase, with executed copies for each Underwriter.

(d)          Star NCLC shall furnish to you at the time of purchase an opinion of (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for Star NCLC, substantially in the form as set forth in Exhibit E-1 hereto and (ii) Conyers Dill & Pearman Limited, special Bermuda counsel for Star NCLC, substantially in the form as set forth in Exhibit E-2 hereto; in each case, addressed to the Underwriters and dated the time of purchase with executed copies for each Underwriter.

(e)          You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters in the forms reasonably satisfactory to the Underwriters, which letters shall cover, without limitation, the various financial disclosures contained or incorporated by reference in in the Registration Statement, the Disclosure Package and the Prospectus.

(f)          [Reserved.]

(g)          You shall have received at the time of purchase the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Underwriters, dated the time of purchase, in form and substance reasonably satisfactory to the Underwriters.

(h)          You shall have received at the time of purchase the favorable opinion of Appleby (Bermuda) Limited, Bermuda counsel for the Underwriters, dated the time of purchase, form and substance reasonably satisfactory to the Underwriters.

(i)          The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission in accordance with the rules and regulations under the Act.

(j)          Prior to and at the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(k)          Holdings will, at the time of purchase, deliver to you a certificate of its President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer, dated the time of purchase in the form attached as Exhibit F hereto.

(l)          Each Selling Stockholder will, at the time of purchase, deliver to you a certificate, dated the time of purchase in the form attached as Exhibit G hereto.

(m)          You shall have received each of the signed Lock-Up Agreements referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase.

(n)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

10.           Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of Holdings and the Subsidiaries taken as a whole, the effect of which change or development is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in Holdings’ securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Disclosure Package and the Prospectus or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by Holdings or any Subsidiary by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

If the Underwriters elect to terminate this Agreement as provided in this Section 10, Holdings and each Selling Stockholder shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because Holdings or any Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, Holdings and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 11 hereof), and the Underwriters shall be under no obligation or liability to Holdings or any Selling Stockholder under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

11.          Indemnity and Contribution.

(a)          Holdings agrees to indemnify, defend and hold harmless each Underwriter, each Selling Stockholder, its partners, directors, officers and members, any person who controls any Underwriter or Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter or Selling Stockholder, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, any such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information (as defined below) or Selling Stockholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such Underwriter Information or Selling Stockholder Information, which material fact was not contained in such Underwriter Information or Selling Stockholder Information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of Holdings or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information or Selling Shareholder Information or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such Underwriter Information or Selling Shareholder Information, which material fact was not contained in such Underwriter Information or Selling Shareholder Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)          Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless Holdings, each officer of Holdings who shall sign the Registration Statement, each Underwriter, its partners, directors, officers and members, and any person who controls Holdings or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (A) each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information and (B) the liability of each Selling Stockholder to provide indemnity pursuant to this Section 11(b), or contribution pursuant to Section 11(e) shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts (but before deducting expenses) received by such Selling Stockholder from the sale of Ordinary Shares by such Selling Stockholder to the Underwriters pursuant hereto.

(c)          Each Underwriter agrees to indemnify, defend and hold harmless Holdings, its directors and officers, each Selling Stockholder, its directors and officers, and any person who controls Holdings or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, Holdings, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by such Underwriter to Holdings expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to Holdings expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d)          If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against Holdings, any Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise unless and to the extent the indemnifying party did not otherwise learn of such Proceeding and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses as determined by a final non-appealable judicial determination. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder) in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder) but, if settled with its written consent (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder) such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (or, in the case such indemnifying parties include a Selling Stockholder, also by any such Selling Stockholder), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)          If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by Holdings or any Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Holdings or such Selling Stockholder, as applicable, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of Holdings or any Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by Holdings, by the relevant Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)          Holdings, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)          The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of Holdings and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of Holdings, the Selling Stockholders, directors or officers or any person who controls Holdings or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or, in the case of the Selling Stockholders, the delivery of the Shares. Holdings, each Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of Holdings or a Selling Stockholder, against any of their officers or directors in connection with the sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(h)          The provisions of this Section 11 shall not affect any agreement that Holdings and the Selling Stockholders have made or may make with respect to indemnification and contribution.

12.         Information Furnished by the Underwriters. The statements set forth in the third, ninth and tenth paragraphs (insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters), in each case under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters (the “Underwriter Information”), as such Underwriter Information is referred to in Sections 3 and 11 hereof.

13.         Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and delivered to the addresses set forth opposite such entity’s name in Schedule D attached hereto.

14.           Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.           Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Holdings and each Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. Holdings and each Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and Holdings (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Holdings and each Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon Holdings and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which Holdings or any Selling Stockholder is or may be subject, by suit upon such judgment. Each party (other than the Company) not located in the United States irrevocably appoints CT Corporation System with its address at 111 Eighth Avenue, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any Claim. The Company irrevocably appoints its General Counsel with such individual’s address at Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126, as its agent to receive service of process or other legal summons for purposes of any Claim.

16.           Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, Holdings and each Selling Stockholder and to the extent provided in Section 11 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.           No Fiduciary Relationship. Holdings and each Selling Stockholder hereby acknowledge that the Underwriters are acting solely as Underwriters in connection with the purchase and sale of Holdings’ securities. Each of Holdings and each Selling Stockholder further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to Holdings or any Selling Stockholder, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of Holdings’ securities, either before or after the date hereof. The Underwriters hereby expressly disclaims any fiduciary or similar obligations to Holdings and any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and Holdings and each Selling Stockholder hereby confirm their understanding and agreement to that effect. Holdings, each Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to Holdings or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for Holdings’ securities, do not constitute advice or recommendations to Holdings or any Selling Stockholder. Holdings, each Selling Stockholder and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of Holdings or any Selling Stockholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of Holdings or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising Holdings or any Selling Stockholder on other matters). Holdings and each Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that Holdings or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to Holdings or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18.           Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.           Successors and Assigns. This Agreement shall be binding upon the Underwriters, Holdings, each Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of Holdings’, any Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

20.           Waiver of Immunities. To the extent that Holdings, the Selling Stockholders or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, Holdings and each Selling Stockholder hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consents to such relief and enforcement.

21.           Foreign Taxes. All payments by Holdings or a Selling Stockholder to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which Holdings or such Selling Stockholder is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If Holdings or any Selling Stockholder is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

22.           Judgment Currency. Holdings and each Selling Stockholder, severally and not jointly, agree to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order in favor of the Underwriters being given or made against Holdings or any Selling Stockholder for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of Holdings and each Selling Stockholder, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to Holdings and each Selling Stockholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

23.           Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required (and each Selling Stockholder acknowledges that the Underwriters are required) to obtain, verify and record information that identifies its clients, including Holdings and each Selling Stockholder, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among Holdings, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among Holdings, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

Norwegian Cruise Line Holdings Ltd.

By:	/s/ Wendy A. Beck
	Name:	Wendy A. Beck
	Title:	Executive Vice President and Chief
Financial Officer

AAA GUARANTOR - CO-INVEST VII, L.P.
By:	AAA Investments (Co-Invest VII), L.P., general partner
By:	Apollo Alternative Assets, L.P., its service provider
By:	Apollo International Management, L.P., its managing general partner
By:	Apollo International Management GP, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

AIF VI NCL (AIV), L.P.
By:	Apollo Advisors VI (EH), L.P., its general partner
By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

AIF VI NCL (AIV II), L.P.
By:	Apollo Advisors VI (EH), L.P., its general partner
By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

AIF VI NCL (AIV III), L.P.
By:	Apollo Advisors VI (EH), L.P., its general partner
By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

AIF VI NCL (AIV IV), L.P.
By:	Apollo Advisors VI (EH), L.P., its general partner
By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) VI, L.P.
By:	Apollo Advisors VI, L.P., its general partner
By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VI, L.P.
By:	Apollo Advisors VI, L.P., its general partner
By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS VI, L.P.
By:	Apollo Advisors VI, L.P., its managing general partner
By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (GERMANY) VI, L.P.
By:	Apollo Advisors VI, L.P., its managing general partner
By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

AIF VI Euro Holdings, L.P.
By:	Apollo Advisors VI (EH), L.P., its general partner
By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

AIF VII Euro Holdings, L.P.
By:	Apollo Advisors VII (EH), L.P., its general partner
By:	Apollo Advisors VII (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO ALTERNATIVE ASSETS, L.P.
By:	Apollo International Management, L.P., its managing general partner
By:	Apollo International Management GP, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO MANAGEMENT VI, L.P.
By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO MANAGEMENT VII, L.P.

By:	AIF VII Management, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

NCL ATHENE LLC
By:	Athene Annuity and Life Company, its Class A member
By:	Athene Asset Management, L.P., its investment advisors
By:	AAM GP Ltd., its general partner

By:	/s/ James M Hassett
	Name:	James M Hassett
	Title:	Executive Vice President, Credit

STAR NCLC HOLDINGS LTD.

By:	/s/ Blondel So King Tak
	Name:	Blondel So King Tak
	Title:	Director

TPG VIKING, L.P.
By:	TPG GENPAR V, L.P., its general partner
By:	TPG GENPAR V ADVISORS, LLC, its general partner

By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President

TPG VIKING AIV I, L.P.
By:	TPG VIKING AIV GENPAR, L.P., its general partner
By:	TPG VIKING AIV GENPAR ADVISORS, INC., its general partner

By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Director

TPG VIKING AIV II, L.P.
By:	TPG VIKING AIV GENPAR, L.P., its general partner
By:	TPG VIKING AIV GENPAR ADVISORS, INC., its general partner

By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Director

TPG VIKING AIV-III, L.P.
By:	TPG VIKING AIV GENPAR, L.P., its general partner
By:	TPG VIKING AIV GENPAR ADVISORS, INC., its general partner

By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Director

Accepted and agreed to as of the date first above written

Citigroup Global Markets Inc.

By:	/s/ Clayton H Hale III
	Name:	Clayton H Hale III
	Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

SCHEDULE A

Underwriter	Number of Shares
Citigroup Global Markets Inc.	5,000,000
Barclays Capital Inc.	5,000,000
Goldman Sachs & Co. LLC	5,000,000
Total	15,000,000

SCHEDULE B

Permitted Free Writing Prospectuses

None

Pricing Information Provided Orally by Underwriters

Price per share to the public: The public offering price is, as to each investor, the price paid by such investor.

Number of Shares Offered: 15,000,000

SCHEDULE C

Name of Selling Stockholder	Number of Shares

AAA Guarantor – Co-Invest VII, L.P.	2,745
AIF VI Euro Holdings, L.P.	1,054,983
AIF VII Euro Holdings, L.P.	381,540
AIF VI NCL (AIV), L.P.	538,443
AIF VI NCL (AIV II), L.P.	544,428
AIF VI NCL (AIV III), L.P.	532,127
AIF VI NCL (AIV IV), L.P.	531,263
Apollo Alternative Assets, L.P.	46
Apollo Management VI, L.P.	447
Apollo Management VII, L.P.	150
Apollo Overseas Partners VI, L.P.	594,745
Apollo Overseas Partners (Delaware 892) VI, L.P.	600,689
Apollo Overseas Partners (Delaware) VI, L.P.	245,983
Apollo Overseas Partners (Germany) VI, L.P.	7,534
NCL Athene LLC	589,877
Star NCLC Holdings Ltd.	7,500,000
TPG Viking, L.P.	594,109
TPG Viking AIV I, L.P.	804,123
TPG Viking AIV II, L.P.	411,513
TPG Viking AIV-III, L.P.	65,255
Total	15,000,000

SCHEDULE D

Entity	Address/Facsimile for Notices

Underwriters

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile number 1-646-291-1469

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Holdings	Norwegian Cruise Line Holdings Ltd. 7665 Corporate Center Drive Miami, Florida 33126 (facsimile: (305) 436-4117) Attention: Daniel Farkas

TPG Selling Stockholders	c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102

Star NCLC Holdings Ltd.	Star NCLC Holdings Ltd. Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR

Apollo Selling Stockholders

If to the Apollo Selling Stockholders other than
NCL Athene LLC:

c/o Apollo Management VI, LP

9 West 57th Street

New York, New York 10019

If to NCL Athene LLC:

c/o Athene Life Re Ltd.

96 Pitts Bay Road

Pembroke, HM08 Bermuda

EXHIBIT A

Form of Lock-Up Agreement

August 10, 2017

Citigroup Global Markets Inc.

Barclays Capital Inc.

Goldman Sachs & Co. LLC

   as Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), each selling shareholder named therein (the “Selling Stockholders”), and you, with respect to the public offering (the “Offering”) of ordinary shares, par value $.001 per share, of Holdings (the “Ordinary Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriters (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares, any other securities of Holdings that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), provided, that Genting Hong Kong Limited may (i) publish and dispatch (A) a circular, a notice of general meeting and a proxy form (including any related supplemental documents) in relation to a specific mandate that Genting Hong Kong Limited may seek from its shareholders to authorize its board of directors to effect future disposals of the Ordinary Shares (the “Shareholder Consent”) pursuant to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and (B) any announcement in Hong Kong for the purpose of obtaining the Shareholder Consent; and (ii) pledge up to 11 million Ordinary Shares as collateral to secure repayment of amounts outstanding under its existing revolving facilities agreement.

A-1

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities (i) in connection with the disposition of any Lock-Up Securities acquired, after the completion of the Offering, by the undersigned in open market transactions, provided that no filing or public disclosure, reporting any sale, transfer or other disposition of Lock-Up Securities or any reduction in beneficial ownership of Ordinary Shares, shall be required under the Exchange Act, or shall be voluntarily made, during the Lock-Up Period in connection with any disposition pursuant to this clause (i), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the Underwriters, (v) by will or intestate succession, provided that the beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (vii) in connection with the forfeiture to Holdings of Ordinary Shares to cover tax withholding obligations upon the vesting of options and other equity based compensation granted to the undersigned pursuant to any employee equity plan existing upon or prior to the effectiveness of the Registration Statement (as defined in the Underwriting Agreement), (viii) as a transfer to Holdings in connection with the exercise of equity awards, in order to pay the exercise price thereof or the full or partial tax withholding obligations in connection therewith, (ix) to Holdings, pursuant to any right or obligation of Holdings to repurchase shares from the undersigned, (x) if the undersigned is a corporation, partnership, limited liability company or similar entity, to the undersigned’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation its direct and indirect stockholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned; provided that (1) such affiliate, partner, former partner, member, former member, subsidiary, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein, (2) such transfers are not required to be reported in any public report or filing with the Commission, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, or (xi) if it is publicly announced that Holdings will become included as part of the S&P 500 index, in a registered offering or otherwise, directly related to such S&P 500 index inclusion, provided that such offering does not exceed 12% of the aggregate number of Ordinary Shares outstanding immediately after the consummation of the offering of Ordinary Shares contemplated by the Underwriting Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Shares by any Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement.

A-2

In addition, except as such as have already been exercised in connection with the Offering prior to the date hereof, the undersigned hereby waives, for the duration of the Lock-Up Period, any and all rights the undersigned may have to (x) require the filing of a registration statement with respect to the registration of Ordinary Shares (y) in connection with the Offering, require registration of Ordinary Shares, or (z) make any demand for, or exercise any right with respect to, any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase or subscribe for Ordinary Shares or any such securities.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Ordinary Shares, provided that such plan does not permit the transfer of any Ordinary Shares during the Lock-Up Period and entry into such plan does not require, under the Securities Act of 1933, as amended, or the Exchange Act, any filing (including, without limitation, any Form 144) to be made, and no such filing or other public disclosure of such plan is made, during the Lock-Up Period.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of Ordinary Shares.

The undersigned hereby authorizes Holdings and its transfer agent, during the Lock-Up Period, to decline a transfer of or to note stop transfer restrictions on the share register and other records relating to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder (to the extent any such transfer is in contravention of this Lock-Up Agreement); and, with respect to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize Holdings and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities (to the extent any such transfer is in contravention of this Lock-Up Agreement).

If (i) the Selling Stockholders notify you in writing that they do not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement has not been executed by the date that is thirty (30) days after the date hereof, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

A-3

Yours very truly,

Name:

[Lock-up Agreement]

A-4

EXHIBIT A-1

LIST OF PERSONS AND ENTITIES TO EXECUTE LOCK-UP AGREEMENTS

Name

Star NCLC Holdings Ltd.
AIF VI NCL (AIV), L.P.
AIF VI NCL (AIV II), L.P.
AIF VI NCL (AIV III), L.P.
AIF VI NCL (AIV IV), L.P.
NCL Athene LLC
AAA Guarantor – Co-Invest VII, L.P.
AIF VI Euro Holdings, L.P.
AIF VII Euro Holdings, L.P.
Apollo Alternative Assets, L.P.
Apollo Management VI, L.P.
Apollo Management VII, L.P.
Apollo Overseas Partners (Delaware) VI, L.P.
Apollo Overseas Partners (Delaware 892) VI, L.P.
Apollo Overseas Partners VI, L.P.
Apollo Overseas Partners (Germany) VI, L.P.
TPG Viking, L.P.
TPG Viking AIV I, L.P.
TPG Viking AIV II, L.P.
TPG Viking AIV-III, L.P.

A-1-1

EXHIBIT B-1

OPINION OF O’MELVENY & MYERS LLP

To be delivered pursuant to Section 9(a)

EXHIBIT B-2

OPINION OF DANIEL S. FARKAS, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND ASSISTANT SECRETARY

To be delivered pursuant to Section 9(a)

EXHIBIT B-3

OPINION OF TAYLORS

To be delivered pursuant to Section 9(a)

EXHIBIT C-1

KIRKLAND & ELLIS LLP

To be delivered pursuant to Section 9(b)

EXHIBIT C-2

OPINION OF MAPLES AND CALDER

To be delivered pursuant to Section 9(b)

EXHIBIT D-1

OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

To be delivered pursuant to Section 9(c)

EXHIBIT D-2

OPINION OF WALKERS

To be delivered pursuant to Section 9(c)

EXHIBIT D-3

OPINION OF CAREY OLSEN

To be delivered pursuant to Section 9(c)

EXHIBIT E-1

OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

To be delivered pursuant to Section 9(d)

EXHIBIT E-2

OPINION OF CONYERS DILL & PEARMAN LIMITED

To be delivered pursuant to Section 9(d)

EXHIBIT F

OFFICERS’ CERTIFICATE

Each of the undersigned, Frank J. Del Rio, President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), and Wendy A. Beck, Executive Vice President and Chief Financial Officer of Holdings, on behalf of Holdings, does hereby certify pursuant to Section 9(k) of that certain Underwriting Agreement, dated August 10, 2017 (the “Underwriting Agreement”), among Holdings, the Selling Stockholders and the Underwriters named therein, that as of August 16, 2017:

1.	He or she has reviewed the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus.

2.	The representations and warranties of Holdings as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	Holdings has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof (except as would have a de minimis effect).

4.	The conditions set forth in paragraph (j) of Section 9 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this 16th day of August 2017.

Name:	Frank J. Del Rio
Title:	President and Chief Executive Officer

Name:	Wendy A. Beck
Title:	Executive Vice President and
Chief Financial Officer

F-1

EXHIBIT G

CERTIFICATE OF SELLING STOCKHOLDERS

The undersigned, [____], on behalf of the Selling Stockholder(s) listed below (the “Applicable Selling Stockholder(s)”), does hereby certify pursuant to Section 9(l) of that certain Underwriting Agreement, dated August 10, 2017 (the “Underwriting Agreement”), among Holdings, the Selling Stockholders and the Underwriters named therein, that as of August 16, 2017:

1.	The Applicable Selling Stockholder has reviewed the Selling Stockholder Information provided by the Applicable Selling Stockholder contained in the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of each Applicable Selling Stockholder as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	Each Applicable Selling Stockholder has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned has hereunto set [his/her] hand on this 16th day of August 2017 on behalf of each Applicable Selling Stockholder.

[APPLICABLE SELLING STOCKHOLDER[S]],

Name:
Title:

G-1

Annex A

Subsidiaries

Name of Subsidiary	Direct Owner(s)	Percent (%) Ownership	Jurisdiction of Organization
NCL Corporation Ltd.	Norwegian Cruise Line Holdings Ltd.	100	Bermuda
Norwegian Cruise Co. Inc.	NCL Corporation Ltd.	100	Delaware
Norwegian Compass Ltd.	NCL Corporation Ltd.	100	United Kingdom
Prestige Cruises International, Inc.	NCL Corporation Ltd.	100	Panama
Arrasas Limited	NCL Corporation Ltd.	100	Isle of Man
Norwegian Sextant Ltd.	Norwegian Cruise Co. Inc.	100	United Kingdom
NCL Australia Pty Ltd.	NCL Corporation Ltd.	100	Australia
NCL International, Ltd.	Arrasas Limited	100	Bermuda
Pride of Hawaii, LLC	Arrasas Limited	100	Delaware
Future Investments, Ltd.	Arrasas Limited	100	Bermuda
Belize Investments Limited	Future Investments, Ltd.	100	St. Lucia
Krystalsea Limited	Belize Investments Limited	100	British Virgin Islands
NCL (Bahamas) Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway One, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Two, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Three, Ltd.	NCL International, Ltd.	100	Bermuda
Breakaway Four, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Epic, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Dawn Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Gem, Ltd.	NCL International, Ltd.	100	Bermuda

A-1

Norwegian Jewel Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Pearl, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Spirit, Ltd.	NCL International, Ltd.	100	Bermuda
Norwegian Star Limited	NCL International, Ltd.	100	Isle of Man
Norwegian Sun Limited	NCL International, Ltd.	100	Bermuda
Norwegian Sky, Ltd.	NCL International, Ltd.	100	Bermuda
Sixthman Ltd.	NCL International, Ltd.	100	Bermuda
Seahawk One, Ltd.	NCL International, Ltd.	100	Bermuda
Seahawk Two, Ltd.	NCL International, Ltd.	100	Bermuda
NCL America Holdings, LLC	Norwegian Sextant Ltd.	100	Delaware
NCL America LLC	NCL America Holdings, LLC	100	Delaware
Polynesian Adventure Tours, LLC	NCL America Holdings, LLC	100	Hawaii
PAT Tours, LLC	NCL America Holdings, LLC	100	Delaware
Pride of America Ship Holding, LLC	NCL America Holdings, LLC	100	Delaware
Cruise Quality Travel Spain SL	NCL (Bahamas) Ltd.	100	Spain
Norwegian Cruise Line Agencia de Viagens Ltda	NCL (Bahamas) Ltd. NCL International, Ltd.	90 NCLB 10 NCLI	Brazil
Belize Island Holdings Ltd.	Belize Investments Limited / Future Investments, Ltd.	99.9 / 0.01	Belize
Leonardo One, Ltd.	NCL International, Ltd.	100	Bermuda
Leonardo Two, Ltd.	NCL International, Ltd.	100	Bermuda
Leonardo Three, Ltd.	NCL International, Ltd.	100	Bermuda
Leonardo Four, Ltd.	NCL International, Ltd.	100	Bermuda

A-2

Leonardo Five, Ltd.	NCL International, Ltd.	100	Bermuda
Leonardo Six, Ltd.	NCL International, Ltd.	100	Bermuda
Eurosoft Corporation Limited	NCL International, Ltd.	100	United Kingdom
Norwegian Cruise Line (Shanghai) Co., Ltd.	Eurosoft Corporation Limited	100	China
NCL Singapore Pte. Ltd.	NCL Corporation Ltd.	100	Singapore
NCL Japan KK	NCL Corporation Ltd.	100	Japan
Norwegian Cruise Line India Private Limited	NCL Singapore Pte. Ltd NCL International, Ltd.	99.999 0.001	India
NCL Hong Kong Limited	NCL Corporation Ltd.	100	Hong Kong
Prestige Cruise Holdings, Inc.	Prestige Cruises International, Inc.	100	Panama
Oceania Cruises, Inc.	Prestige Cruise Holdings, Inc.	100	Panama
Classic Cruises, LLC	Prestige Cruise Holdings, Inc.	100	Delaware
Classic Cruises II, LLC	Prestige Cruise Holdings, Inc.	100	Delaware
Seven Seas Cruises S. DE R.L.	Classic Cruises, LLC; Classic Cruises II, LLC	50/50	Panama
SSC Finance Corp	Seven Seas Cruises S. DE R.L.	100	Delaware
Mariner, LLC	Seven Seas Cruises S. DE R.L.	100	Marshall Islands
Explorer New Build, LLC	Seven Seas Cruises S. DE R.L.	100	Delaware
Explorer II New Build, LLC	Seven Seas Cruises S. DE R.L.	100	Delaware
Voyager Vessel Company, LLC	Seven Seas Cruises S. DE R.L.	100	Delaware
Prestige Cruise Services (Europe) Limited	Seven Seas Cruises S. DE R.L.	100	United Kingdom
Navigator Vessel Company, LLC	Seven Seas Cruises S. DE R.L.	100	Delaware

A-3

Marina New Build, LLC	Oceania Cruises, Inc.	100	Marshall Islands
Insignia Vessel Acquisition, LLC	Oceania Cruises, Inc.	100	Delaware
Nautica Acquisition, LLC	Oceania Cruises, Inc.	100	Delaware
Regatta Acquisition, LLC	Oceania Cruises, Inc.	100	Delaware
Riviera New Build, LLC	Oceania Cruises, Inc.	100	Marshall Islands
Sirena Acquisition	Oceania Cruises, Inc.	100	Cayman Islands
Prestige Cruise Services, LLC	Oceania Cruises, Inc.	100	Delaware
OCI Finance Corp	Oceania Cruises, Inc.	100	Delaware
Prestige Cruises Air Services, Inc.	Oceania Cruises, Inc.	100	Florida

A-4